As filed with the Securities and Exchange Commission on January 22, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gridsum Holding Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

South Wing, High Technology Building

No. 229 North 4th Ring Road

Haidian District, Beijing 100083

People’s Republic of China

(86-10) 8261-9988

(Address of principal executive offices and zip code)

Gridsum Holding Inc. Equity Incentive Plan

(Full title of the plan)

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, New York 10016

(Name and address of agent for service)

(800) 221-0102

(Telephone number, including area code, of agent for service)

Copies to:

Michael Peng Zhang

Co-Chief Financial Officer

South Wing, High Technology Building

No. 229 North 4th Ring Road

Haidian District, Beijing 100083

People’s Republic of China

(86-10) 8261-9988

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class B Ordinary Shares, US$0.001 par value per share, to be issued under Registrant’s Equity Incentive Plan	1,314,257 shares(3)	$1.60(4)	$2,102,811.20
Total	1,314,257 shares	—	$2,102,811.20	$254.87

(1)

These shares may be represented by the Registrant’s American depositary shares, or ADSs, each of which represents one Class B ordinary share. The ADSs have been registered under a registration statement on Form F-6 (File No. 333-213560).

(2)

Pursuant to Rule 416(a), this registration statement includes an indeterminate number of additional shares that may be issued to prevent dilution from stock splits, stock dividends or similar transactions.

(3)

Represents an automatic increase to the number of shares available for issuance under the Gridsum Holding Inc. Equity Incentive Plan (“Plan”). Shares available for issuance under the Plan were previously registered in a registration statement on Form S-8 filed with the SEC on March 17, 2017 (File No. 333-216798). On January 1, 2018, the number of shares reserved for future issuance under the Plan was increased by 657,009 shares, which equals to 2.5% of the number of the Class B ordinary shares issued and outstanding as of December 31, 2017. On January 1, 2019, the number of shares reserved for future issuance under the Plan was increased by 657,248 shares, which equals to 2.5% of the number of the Class B ordinary shares issued and outstanding as of December 31, 2018.

(4)

Pursuant to Rule 457(c) and Rule 457(h), the proposed maximum offering price per share for such shares is based on the average of the high and low prices for the Registrant’s ADSs as quoted on The Nasdaq Stock Market on January 14, 2019.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement with the Securities and Exchange Commission (“SEC”) to register the offer and sale of 1,314,257 additional Class B ordinary shares under the Gridsum Holding Inc. Equity Incentive Plan (“Plan”), pursuant to the provisions of the Plan providing for an automatic increase in the number of shares reserved for issuance thereunder. This registration statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the SEC on March 17, 2017 (File No. 333-216798).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Fifth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-213348))

4.2	Specimen Certificate for Class B ordinary shares (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-213348))

4.3	Deposit Agreement among the registrant, the depositary and all holders and beneficial owners of the American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-216798) filed with the Securities and Exchange Commission on March 17, 2017)

5.1*	Opinion of Travers Thorp Alberga regarding the validity of the Class B ordinary shares being registered

10.1	Gridsum Holding Inc. Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-37871) filed with the Securities and Exchange Commission on March 17, 2017)

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Travers Thorp Alberga (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on January 22, 2019.

Gridsum Holding Inc.

By:	/s/ Guosheng Qi
Name:	Guosheng Qi
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Mr. Guosheng Qi and Mr. Michael Peng Zhang, each with full power to act alone, as his or her true and lawful attorneys-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guosheng Qi	Chief Executive Officer and Chairman	January 17, 2019
Guosheng Qi	(principal executive officer)

/s/ Michael Peng Zhang	Co-Chief Financial Officer	January 17, 2019
Michael Peng Zhang	(co-principal financial and accounting officer)

/s/ Ravi Sarathy	Co-Chief Financial Officer	January 17, 2019
Ravi Sarathy	(co-principal financial and accounting officer)

/s/ Guofa Yu	Director	January 17, 2019
Guofa Yu

/s/ Yanchun Bai	Director	January 17, 2019
Yanchun Bai

/s/ Xudong Gao	Director	January 17, 2019
Xudong Gao

/s/ Thomas Adam Melcher	Director	January 18, 2019
Thomas Adam Melcher

/s/ Peter Andrew Schloss	Director	January 18, 2019
Peter Andrew Schloss

/s/ Xiang Fan	Director	January 18, 2019
Xiang Fan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Gridsum Holding Inc., has signed this Registration Statement or amendment thereto in New York on January 22, 2019.

COGENCY GLOBAL, INC.

By:	/s/ Siu Fung Ming
Name: Title:	Siu Fung Ming Assistant Secretary